Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	State/Country of Incorporation

1. Cerner Belgium SPRL	Belgium
2. Cerner Campus Redevelopment Corporation	Missouri
3. Cerner Canada Limited LLC	Delaware
4. Cerner Canada ULC	Canada
5. Cerner Capital, Inc.	Delaware
6. Cerner Chile Limitada	Chile
7. Cerner Chouteau Data Center, Inc.	Delaware
8. Cerner Corporation PTY Limited	New South Wales (Australia)
9. Cerner Deutschland GmbH	Germany
10. Cerner Egypt L.L.C	Egypt
11. Cerner Finland Oy	Finland
12. Cerner France SAS	France
13. Cerner Galt, Inc.	Delaware
14. Cerner Global Holdings B.V.	Netherlands
15. Cerner Healthcare Sales India Private Limited	India
16. Cerner Health Services, Inc.	Delaware
17. Cerner Health Services Deutschland GmbH	Germany
18. Cerner Healthcare Solutions, Inc.	Delaware
19. Cerner Healthcare Solutions Private Limited	India
20. Cerner Health Connections, Inc.	Delaware
21. Cerner Iberia, S.L.U.	Spain
22. Cerner India Health Services Private Limited	India
23. Cerner India Sales Private Limited	India
24. Cerner Innovation, Inc.	Delaware
25. Cerner International, Inc.	Delaware
26. Cerner Ireland Limited	Ireland
27. Cerner Limited	United Kingdom
28. Cerner Lingologix, Inc.	Delaware
29. Cerner (Malaysia) SDN BHD	Malaysia
30. Cerner Math, Inc.	Delaware
31. Cerner México, S. de R. L. de C.V.	Mexico
32. Cerner Middle East FZ-LLC	Emirate of Dubai, UAE
33. Cerner Middle East, Ltd.	Cayman Islands
34. Cerner Multum, Inc.	Delaware
35. Cerner Nederland B.V.	Netherlands
36. Cerner Norge AS	Norway
37. Cerner Österreich GmbH	Austria
38. Cerner Portugal Unipessoal, Lda.	Portugal
39. Cerner Properties, Inc.	Delaware
40. Cerner Property Development, Inc.	Delaware
41. Cerner RevWorks, LLC	Delaware
42. Cerner România S.R.L.	Romania
43. Cerner Singapore Limited LLC	Delaware
44. Cerner Slovensko s.r.o.	Slovakia
45. Cerner Soluções para a Saúde Ltda.	Brazil
46. Cerner Legal, Quality & Strategy, Inc.	Delaware
47. Cerner Sverige AB	Sweden
48. Cerner Universal Revenue Cycle Management, LLC	Delaware
49. Rockcreek Aviation, Inc.	Delaware
50. The Health Exchange, Inc.	Missouri